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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Oncology Resources, Inc. (the Company) of our report dated March 14, 1997, which appears on page 22 of the Company's 1996 Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated February 26, 1997, which appears in the Current Report on Form 8-K of the Company dated April 25, 1997, on the financial statements of Texas Radiation Oncology Group, L.L.P, for the year ended December 31, 1996.

/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Houston, Texas
June 13, 1997